Exhibit 99.1

BODISEN BIOTECH ANNOUNCES INTERIM RESULTS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2007

Shaanxi, China - September 28, 2007 - Bodisen Biotech, Inc. (the “Company”) (OTC Pink Sheets: BBCZ; London AIM: BODI; website: www.bodisen.com) today announces its interim results for the six month period ended June 30, 2007.

Financial highlights

-
Revenues for the six months to June of $8.18m down from $26.9m for the same period of 2006 - impacted by the negative impact on the Company’s reputation following its delisting from the American Stock Exchange and the severe Springtime weather in Shaanxi province

-	Gross profit of $3.51m down from $10.6m in 2006, but gross margins increased to 42% up from 39.6% due to product mix

-	Net income for the second quarter to June 2007 was $2.61m after the net loss incurred in the First Quarter of ($1.51m), giving net income for the six months of $1.1m

-	Cash position remains strong with $6.47m as of June 30, 2007

Outlook

Chen Bo, Chairman, commented:

“This has been a difficult year for the Company with the impact of the abnormally cold spring time in Shaanxi and the massive flooding we experienced in August, together with the impact of the AMEX de-listing. However, the business continues to trade profitably and we have a strong balance sheet. The organic fertilizer market in China is still in its infancy and there remains an enormous market opportunity. Accordingly, the Company has continued confidence in the future of the business.”

About Bodisen Biotech, Inc.

Bodisen Biotech, Inc. is a leading manufacturer of liquid and organic compound fertilizers, pesticides, insecticides and agricultural raw material certified by the Petroleum Chemical Industry Administrative office of China (Chemical Petroleum Production Administrative Bureau), Shaanxi provincial government and Chinese government. The company is headquartered in Shaanxi province and is a Delaware corporation. The company files annual and periodic reports with the U.S. Securities and Exchange Commission, which are accessible at www.sec.gov.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Bodisen Biotech, Inc. management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Investor Relations

Scott King, US Representative (219) 939-3073
sking@scottkinggroup.com

Result of Operations

Six months ended June 30, 2007 compared to six months ended June 30, 2006

Revenue
We generated revenues of $8,180,635 for the six months ended June 30, 2007, a decrease of $18,736,914 or 69.6%, compared to $26,917,549 for the six months ended June 30, 2006. The significant decrease in revenue was due to the continued negative impact on the Company’s reputation as a result of Bodisen being delisted by the American Stock Exchange and the abnormally cold spring time weather of Shaanxi province, which affected the crop plantings and decreased the use of fertilizer.

Gross Profit
We achieved a gross profit of $3,511,844 for the six months ended June 30, 2007, a decrease of $7,136,331 or 67.0%, compared to $10,648,175 for the six months ended June 30, 2006. The significant decrease in gross profit was due to the significant decrease in our sales revenue. Gross margin (gross profit as a percentage of revenues), slightly increased, from 39.6% for the six months ended June 30, 2006, to 42.9% for the six months ended June 30, 2007 due to product mix in the first half of 2007.

Operating expenses
We incurred operating expenses of $3,223,281 for the six months ended June 30, 2007, an increase of $1,226,676 or 61.4% compared to $1,996,605 for the six months ended June 30, 2006. The significant increase in our operating expenses is primarily related to legal fees associated with litigation and other matters in connection with the AMEX delisting and, to a lesser extent, a net increase in our allowance for bad debts (which was increased in the first quarter of 2007 and decreased in the second quarter of 2007).

Aggregate selling expenses
Aggregated selling expenses accounted for $679,287 of our operating expenses for the six months ended June 30, 2007, a decrease of $466,356 or 40.7% compared to $1,145,643 for the six months ended June 30, 2006. The decrease in our aggregated selling expenses is due to the decrease of transportation expense as a result of decreased sales. General and administrative expenses accounted for the remainder of our operating expenses of $2,543,994 for the six months ended June 30, 2007, which increased $1,693,032 compared to $850,962 for the six months ended June 30, 2006. The significant increase in our general and administrative expenses is primarily related to legal fees associated with litigation and other matters in connection with the AMEX delisting and, to a lesser extent, a net increase in our allowance for bad debts (which was increased in the first quarter of 2007 and decreased in the second quarter of 2007).

Non Operating Income and Expenses
We had total non-operating income of $816,662 for the six months ended June 30, 2007 compared to total non-operating expense $89,051 for the six months ended June 30, 2006. Total non-operating income includes interest income of $179,452 for the six months ended June 30, 2007 compared to only $57,294 of interest income for the six months ended June 30, 2006. The increase for the six months ended June 30, 2007 is due to the increase in our cash balance as a result of the sale of stock in the first quarter of 2006. Total non-operating income for the six months ended June 30, 2007 also includes interest expense of only $2,376 compared to $678,918 of interest expense for the six months ended June 30, 2006. The majority of the interest expense in the six months ended June 30, 2006 relates to the $5 million note issued December 8, 2005, which was repaid during March 2006.

Net Income (Loss)
Net income decreased by 87.1% to $1,105,225 for the six months ended June 30, 2007 compared to net income of $8,562,321 for the six months ended June 30, 2006. We had earnings per share of $.06 for the six months ended June 30, 2007 compared to earnings per share of $0.48 for the six months ended June 30, 2006.

Outlook

Chen Bo, Chairman, commented:

“This has been a difficult year for the Company with the impact of the abnormally cold spring time in Shaanxi and the massive flooding we experienced in August, together with the impact of the AMEX de-listing. However, the business continues to trade profitably and we have a strong balance sheet. The organic fertilizer market in China is still in its infancy and there remains an enormous market opportunity. Accordingly, the Company has continued confidence in the future of the business.”

CONSOLIDATED BALANCE SHEET
June 30, 2007

	As of June 30, 2007	As of June 30, 2006*
	$	$
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	6,476,725	17,447,381
Accounts receivable, net of allowance for doubtful accounts of $843,115 and $697,209	22,998,581	17,613,943
Other receivable	2,075,025	1,526,114
Inventory	2,849,141	1,145,025
Advances to suppliers	8,800,115	8,934,286
Prepaid expenses and other current assets	4,802,322	49,797

Total current assets	48,001,909	46,716,546

PROPERTY & EQUIPMENT, net of Accumulated Depreciation	5,243,316	5,160,897

CONSTRUCTION IN PROGRESS	4,627,339	2,618,316

MARKETABLE SECURITY	9,039,304	5,716,637

INTANGIBLE ASSETS, net	2,037,638	2,072,233

OTHER ASSETS	3,735,503	-

LOAN RECEIVABLE	2,187,118	-

TOTAL ASSETS	74,872,127	62,284,629

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	1,503,501	1,852,149

Other payables	-	154,246

Accrued expenses	240,758	497,017

Total current liabilities	1,744,259	2,503,412

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 per share; authorised 5,000,000 shares; nil issued and outstanding
Common stock, $0.0001 per share; authorised 30,000,000 shares; issued and outstanding 18,310,250 and 18,176,917 shares	1,831	1,818
Additional paid in capital	33,860,062	32,860,075
Other comprehensive income	9,628,235	3,555,315
Statutory reserve	4,609,821	3,742,991
Retained earnings	25,027,919	19,621,018

Total stockholders’ equity	73,127,868	59,781,217

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	74,872,127	62,284,629

* The 2006 balance sheet figures are taken from the SEC 10-Q for the quarterly period ended 30 June 2006

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2007 AND 2006

	Three Month Periods Ended June 30		Six Month Periods Ended June 30
	2007	2006	2007	2006
	$	$	$	$

NET REVENUE	3,172,163	16,382,189	8,180,635	26,917,549

COST OF REVENUE	1,650,541	9,970,253	4,668,791	16,269,374

GROSS PROFIT	1,521,622	6,411,936	3,511,844	10,648,175

Operating expenses:
Selling expenses	330,273	671,469	679,287	1,145,643
General and administrative expenses	(628,515)	546,738	2,543,994	850,962

Total operating expenses	(298,242)	1,218,207	3,223,281	1,996,605

Income loss from operations	1,819,864	5,193,729	288,563	8,651,570

Non-operating Income (expense):
Other income (expense)	706,783	656,916	639,586	532,375
Interest income	89,443	29,231	179,452	57,294
Interest expense	(1,319)	(198)	(2,376)	(678,918)

Total non-operating income (expense)	794,907	685,949	816,662	(89,249)

NET INCOME (LOSS)	2,614,771	5,879,678	1,105,225	8,562,321

Other comprehensive income
Foreign currency translation (loss)	1,016,214	158,603	1,657,890	118,103
Unrealised gain on marketable equity security	5,035,594	(3,384,580)	2,538,435	(1,093,797)

COMPREHENSIVE INCOME (LOSS)	8,666,579	2,653,701	5,301,550	7,586,627

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18,310,250	18,176,917	18,310,250	17,698,731

Diluted	18,310,250	18,310,931	18,310,250	17,848,452

EARNINGS PER SHARE:
Basic	0.14	0.32	0.06	0.48

Diluted	0.14	0.32	0.06	0.48

CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Month Periods Ended June 30,
	2007	2006
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	1,105,225	8,562,321
Adjustments to reconcile net income to net cash provided by (used in) in operating activities:
Depreciation and amortisation	233,997	221,588
Amortisation of debt discounts	-	603,886
Exchange gain (loss)	-	(249,490)
Value of vested option issued to directors	-	7,523
Allowance for bad debts	163,965	-
(Increase)/decrease in assets:
Accounts receivable	(3,744,199)	(10,019,514)
Other receivable & Loan Receivable	(1,298,803)	(3,863,855)
Inventory	(994,158)	45,776
Advances to suppliers	4,138,508	(4,308,245)
Prepaid expense	(4,540,439)	-
Other assets	-	14,806
Increase/(decrease) in current liabilities:
Accounts payable	388,441	1,793,559
Other payable	184,306	3,533,183
Accrued expenses	(288,322)	83,702

Net cash provided by (used in) operating activities	(4,651,479)	(3,574,760)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(77,330)	(381,187)
Additions to construction in progress	(849,900)	(724,537)
Proceeds from other assets	(87,717)	-

Net cash used in investing activities	(1,014,947)	(1,105,724)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on note payable	-	(5,000,000)
Proceeds from issuance of common stock	-	26,682,511
Payment of offering costs	-	(6,132,707)
Proceeds from the exercise of warrants	-	220,160

	-	15,769,964

Effect of exchange rate changes on cash and cash equivalents	318,824	81,004

NET INCREASE/(DECREASE) IN CASH & CASH EQUIVALENTS	(5,347,602)	11,170,484

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	11,824,327	6,276,897

CASH & CASH EQUIVALENTS, ENDING OF PERIOD	6,476,725	17,447,381

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	-	112,500

Income taxes paid	-	-

NOTES

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Yang Ling Bodisen Biology Science and Technology Development Company Limited (“BBST”) was founded in the People’s Republic of China on August 31, 2001. BBST, located in Yang Ling Agricultural High-Tech Industries Demonstration Zone, is primarily engaged in developing, manufacturing and selling pesticides and compound organic fertilizers in the People’s Republic of China.

On February 24, 2004, Bodisen International, Inc. (“BII”), the non-operative holding company of BBST (accounting acquirer) consummated a merger agreement with Stratabid.com, Inc. (legal acquirer) (“Stratabid”), a Delaware corporation, to exchange 12,000,000 shares of Stratabid to the stockholders of BII, in which BII merged into Bodisen Holdings, Inc. (BHI), an acquisition subsidiary of Stratabid, with BHI being the surviving entity. As a part of the merger, Stratabid cancelled 3,000,000 shares of its issued and outstanding stock owned by its former president and declared a stock dividend of three shares on each share of its common stock outstanding for all stockholders on record as of February 27, 2004.

Stratabid was incorporated in the State of Delaware on January 14, 2000 and before the merger, was a start- up stage Internet based commercial mortgage origination business based in Vancouver, BC, Canada.

The exchange of shares with Stratabid has been accounted for as a reverse acquisition under the purchase method of accounting because the stockholders of BII obtained control of Stratabid. On March 1, 2004, Stratabid was renamed Bodisen Biotech, Inc. (the “Company”). Accordingly, the merger of the two companies has been recorded as a recapitalization of the Company, with the Company (BII) being treated as the continuing entity. The historical financial statements presented are those of BII.

As a result of the reverse merger transaction described above the historical financial statements presented are those of BBST, the operating entity.

In March 2005, Bodisen Biotech Inc. completed a $3 million convertible debenture private placement through an institutional investor. Approximately $651,000 in incremental and direct expenses relating to this private placement has been amortized over the term of the convertible debenture. None of the expenses were paid directly to the institutional investor. The net proceeds from this offering were invested as initial start-up capital in a newly created wholly-owned Bodisen subsidiary by the name of “Yang Ling Bodisen Agricultural Technology Co., Ltd. (“Agricultural”). In June 2005, Agricultural completed a transaction with Yang Ling Bodisen Biology Science and Technology Development Company Limited (“BBST”), Bodisen Biotech, Inc.’s operating subsidiary in China, which resulted in Agricultural owning 100% of BBST.

In June 2006, BBST created another wholly owned subsidiary in the province Uygur autonomous region of Xinjiang, China by the name of Bodisen Agriculture Material Co. Ltd. (“Material”).

Basis of Presentation

The unaudited consolidated financial statements have been prepared by Bodisen Biotech, Inc. (the “Company”), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company’s Annual Report on Form 10-K. The results of the six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the full year ending December 31, 2007.

Foreign Currency Translation

As of June 30, 2007, the accounts of the Company were maintained, and their consolidated financial statements were expressed in the Chinese Yuan Renminbi (CNY). Such consolidated financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards ("SFAS") No. 52, "Foreign Currency Translation," with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income”.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, as discussed in Note 16, there are certain law suits filed by investors against the Company and the company is subject to potential claims from certain investors who have a right to receive the Company’s shares.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management's responses in regard to these matters are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Accounts Receivable

The Company maintains reserves for potential credit losses for accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded based on the Company’s historical collection history.

Advances to Suppliers

The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. The advances to suppliers amounted to $8,800,115 and $12,662,139 at June 30, 2007 and December 31, 2006, respectively.

Property & Equipment and Capital Work In Progress

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Operating equipment	10 years
Vehicles	8 years
Office equipment	5 years
Buildings	30 years

The following are the details of the property and equipment at June 30, 2007 and December 31, 2006, respectively:

	2007	2006
Operating equipment	$976,718	$946,252
Vehicles	683,578	597,239
Office equipment	78,944	74,944
Buildings	4,542,629	4,426,559
	6,281,869	6,044,994
Less accumulated depreciation	(1,038,553)	(849,711)
	$5,243,316	$5,195,283

Depreciation expense for the six months ended June 30, 2007 and 2006 was $188,842 and $154,774, respectively.

On June 30, 2007 and December 31, 2006, the Company had “Capital Work in Progress” representing the construction in progress of the Company’s manufacturing plant amounting $4,627,339 and $3,669,807 respectively.

Marketable Securities

Marketable securities consist of 2,063,768 shares of China Natural Gas, Inc. (traded on the OTCBB: CHNG). This investment is classified as available-for-sale as the Company plans to hold this investment for the long-term. This investment is reported at fair value with unrealized gains and losses included in other comprehensive income. The fair value is determined by using the securities quoted market price as obtained from stock exchanges on which the security trades.

Investment income, principally dividends, is recorded when earned. Realized capital gains and losses are calculated based on the cost of securities sold, which is determined by the "identified cost" method.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Foreign Currency Transactions and Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is the Chinese Yuan Renminbi. Translation gainsof $3,456,277 at June 30, 2007 are classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet. During the six months ended June30, 2007 and 2006, other comprehensive income in the consolidated statements of income and other comprehensive income included translation losses of $1,657,890 and $118,103, respectively.

Recent Pronouncements

In September 2006, FASB issued SFAS 157 “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the Company’s financial statements.

In September 2006, FASB issued SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the Company’s financial statements.

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is analyzing the potential accounting treatment.

FASB Staff Position on FAS No. 115-1 and FAS No. 124-1 (“the FSP”), “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” was issued in November 2005 and addresses the determination of when an investment is considered impaired, whether the impairment on an investment is other-than-temporary and how to measure an impairment loss. The FSP also addresses accounting considerations subsequent to the recognition of other-than-temporary impairments on a debt security, and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The FSP replaces the impairment guidance on Emerging Issues Task Force (EITF) Issue No. 03-1 with references to existing authoritative literature concerning other-than-temporary determinations. Under the FSP, losses arising from impairment deemed to be other-than-temporary, must be recognized in earnings at an amount equal to the entire difference between the securities cost and its fair value at the financial statement date, without considering partial recoveries subsequent to that date. The FSP also required that an investor recognize other-than-temporary impairment losses when a decision to sell a security has been made and the investor does not expect the fair value of the security to fully recover prior to the expected time of sale. The FSP is effective for reporting periods beginning after December 15, 2005. The adoption of this statement had no material impact on the Company’s consolidated financial statements.

FASB Interpretation 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. The amount of tax benefits to be recognized for a tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax benefits relating to tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met or certain other events have occurred. Previously recognized tax benefits relating to tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Interpretation 48 also provides guidance on the accounting for and disclosure of tax reserves for unrecognized tax benefits, interest and penalties and accounting in interim periods. Interpretation 48 is effective for fiscal years beginning after December 15, 2006. The change in net assets as a result of applying this pronouncement will be a change in accounting principle with the cumulative effect of the change required to be treated as an adjustment to the opening balance of retained earnings on January 1, 2007, except in certain cases involving uncertainties relating to income taxes in purchase business combinations. In such instances, the impact of the adoption of Interpretation 48 will result in an adjustment to goodwill. The adoption of this standard had no material impact on the Company’s consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The Company adopted SAB 108 in the fourth quarter of 2006 with no impact on its consolidated financial statements.

Note 3 - Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bodisen Biotech, Inc., its 100% wholly-owned subsidiaries Bodisen Holdings, Inc. (BHI), Yang Ling Bodisen Agricultural Technology Co., Ltd (Agricultural), which was incorporated in March 2005, and Bodisen Agriculture Material Co., Ltd. (Material), which was incorporated in June 2006, as well as the accounts of Agricultural’s 100% wholly- owned subsidiary Yang Ling Bodisen Biology Science and Technology Development Company Limited (BBST). All significant inter-company accounts and transactions have been eliminated in consolidation.

Note 4 - Inventory

Inventory at June 30, 2007 and December 31, 2006 consisted of the following:

	2007	2006
Raw Material	$2,291,924	$1,257,883
Packaging	189,270	161,923
Finished Goods	548,133	550,280
Consumables	322	395
		1,970,481
Less Obsolescence Reserve	(180,508)	(175,896)
	$2,849,141	$1,794,585

Note 5 - Marketable Security

During the year ended December 31, 2005, the Company purchased 2,063,768 shares of China Natural Gas, Inc. (traded on the OTCBB: CHNG) for $2,867,346. At June 30, 2007 and December 31, 2006, the fair value of this investment was $9,039,304 and $6,500,869, respectively. As a result of the change in fair value of this investment the Company recorded an unrealized gain of $2,538,435 and an unrealized loss of $1,093,797 for the six months ended June 30, 2007 and 2006, respectively, which is included in other comprehensive income (loss). At June 30, 2007, this represented an 8.5% interest in China Natural Gas, Inc.

Note 6 -Other Long-term Assets

During the six month period ended June 30, 2007, the Company acquired a 19.5% and a 19.8% interest in two local companies by investing a total amount of $1,156,861 in cash.

In August, 2006, the Company entered into a land lease agreement for 30 years. The annual lease expense approximately amounts to $169,580. The lease expense for the next 15 years amounting to $2,529,818 has been prepaid on signing of the agreement. The payment schedule for the remaining 15 years as follows :

in November, 2021 - prepayment for next 8 years commencing on November 2021 and in November, 2029 - prepayment of remaining 7 years commencing on November 2029

The land lease prepayment as of June 30, 2007 and December 31, 2006 can be summarized as follows:

Prepaid Lease (for 15 years)	$2,753,700	$2,569,818
Current portion	175,058	173,246
Long-term portion	$2,578,642	$2,396,572

The amortization expense as of June 30, 2007 and June 30, 2006 was $87,718 and $0 respectively.

Amortization expense for the prepayment of land lease over the next five fiscal years is estimated to be: 2007-$169,500, 2008-$169,500, 2009-$169,500, 2010-$169,500 and 2011-$169,500.

Note 7 - Loan Receivable

In August 2006, the Company entered into an agreement to loan $1,165,320 to an unrelated party. The loan is unsecured, payable by April 2008 and carries an interest rate of 13% per annum. Interest receivable on this loan was $151,882 and $68,191 as of June 30, 2007 and December 31, 2006 respectively .

In November 2006, the Company entered into an agreement to loan $762,638 to an unrelated party. The loan is unsecured, payable by December 2008 and carries an interest rate of 13% per annum. Interest receivable on this loan is $74,855 and $6,214 as of June 30, 2007 and December 31, 2006 respectively.

Note 8- Intangible Assets

Net intangible assets at June 30, 2007 and December 31, 2006 were as follows:

	2007	2006
Rights to use land	$1,797,544	$1,741,386
Fertilizers proprietary technology rights	1,052,000	1,052,120
		2,793,506
Less Accumulated amortization	(811,906)	(739,160)
	$2,037,638	$2,054,346

The Company’s office and manufacturing site is located in Yang Ling Agricultural High-Tech Industries Demonstration Zone in the province of Shaanxi, People’s Republic of China. The Company leases land per a real estate contract with the government of People’s Republic of China for a period from November 2001 through November 2051. Per the People’s Republic of China’s governmental regulations, the Government owns all land.

During July 2003, the Company leased another parcel of land per a real estate contract with the government of the People’s Republic of China for a period from July 2003 through June 2053.

The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years. The “Rights to use land” is being amortized over a 50 year period.

The Company acquired Fluid and Compound Fertilizers proprietary technology rights with a life ending December 31, 2011. The Company is amortizing these fertilizers proprietary technology rights over a period of ten years.

Amortization expense for the Company’s intangible assets for the six month periods ended June 30, 2007 and 2006 amounted to $69,641 and $66,814, respectively.

Amortization expense for the Company’s intangible assets over the next five fiscal years is estimated to be: 2007-$130,000, 2008-$130,000, 2009-$130,000, 2010-$130,000 and 2011-$130,000.

Note 9 - Stock Options and Warrants

Stock Options

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

Following is a summary of the stock option activity:

	Options outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, December 31, 2006	136,000	$5.39	$50,000
Granted	-	-
Forfeited	-	-
Exercised	-	-
Outstanding, June 30, 2007	136,000	$5.39	$0

Following is a summary of the status of options outstanding at June 30, 2007:

Outstanding Options			Exercisable Options

Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Average Exercise Price

$5.00	100,000	1.93	$5.00	100,000	$5.00
$5.80	10,000	2.50	$5.80	10,000	$5.80
$6.72	26,000	3.27	$6.72	26,000	$6.72

Note 10 - Employee Welfare Plans

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees’ salaries to employee welfare plan. The total expense for the above plan were $0 and $0 for the six months ended June 30, 2007 and 2006, respectively. The Company has recorded welfare payable of $152,668 and $263,034 at June 30, 2007 and December 31, 2006, respectively, which is included in accrued expenses in the accompanying consolidated balance sheet.

Note 11 - Statutory Common Welfare Fund

As stipulated by the Company Law of the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i.	Making up cumulative prior years’ losses, if any;

ii.
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital;

iii.
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company’s employees; and

iv.	Allocations to the discretionary surplus reserve, if approved in the stockholders’ general meeting.

Pursuant to the new Corporate Law effective on January 1, 2006, there is now only one "Statutory surplus reserve" requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Pursuant to the "Circular of the Ministry of Finance ( MOF) on the Issue of Corporate Financial Management after the Corporate Law Enforced" (No.67 [2006]), effective on April 1, 2006, issued by the MOF, the companies will transfer the balance of SCWF as of December 31, 2005 to Statutory Surplus Reserve. Any deficit in the SCWF will be charged in turn to Statutory Surplus Reserve, additional paid-in capital and undistributed profit of previous years. If a deficit still remains, it should be transferred to retained earnings and be reduced to zero by a transfer from after tax profit of following years. At December 31, 2006, the Company did not have a deficit in the SCWF.

The Company has appropriated $98,444 and $458,687 as reserve for the statutory surplus reserve and welfare fund for the six months ended June 30, 2007 and 2006, respectively.

Note 12 - Statutory Reserve

In accordance with the Chinese Company Law, the Company has allocated 10% of its annual net income, amounting $196,889 and $917,373 as statutory reserve for the six months ended June 30, 2007 and 2006, respectively.

Note 13 - Earnings Per Share

Earnings per share for six months ended June 30, 2007 and 2006 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding.

The following is an analysis of the differences between basic and diluted earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share”.

	Three Months Ended June 30,
	2007			2006
			Per			Per
	Income	Shares	Share	Income	Shares	Share

Basic earnings per share

Net income (loss)	$2,614,771			$5,879,678

Weighed shares outstanding		18,310,250			18,176,917

			$0.14			$0.32

Diluted earnings per share

Net income (loss)	$2,614,771			$5,879,678

Weighed shares outstanding		18,310,250			18,176,917
Effect of dilutive securities
Options		-			78,777
Warrants		-			55,237
		18,310,250			18,310,931

			$0.14			$0.32

	Six Months Ended June 30,
	2007			2006
			Per			Per
	Income	Shares	Share	Income	Shares	Share

Basic earnings per share

Net income (loss)	$1,105,225			$8,562,321

Weighed shares outstanding		18,310,250			17,698,731

			$0.06			$0.48

Diluted earnings per share

Net income (loss)	$1,105,225			$8,562,321

Weighed shares outstanding		18,310,250			17,698,731
Effect of dilutive securities
Options		-			85,419
Warrants		-			64,302
		18,310,250			17,848,452

			$0.06			$0.48

 Note 14 - Current Vulnerability Due to Certain Concentrations

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 15 - Reclassifications

Certain prior period amounts have been reclassified to conform to the six months ended June 30, 2007 presentation.

Note 16 - Litigation

The Company is involved in a variety of claims, suits, investigations and proceedings that arise from time to time in the ordinary course of its business, including actions with respect to contracts, intellectual property (IP), product liability, employment, benefits, securities, and other matters.  These actions may be commenced by a number of different constituents, including competitors, partners, clients, current or former employees, government and regulatory agencies, stockholders, and representatives of the locations in which we do business. The following is a discussion of some of the more significant legal matters involving the Company.

In late 2006, various shareholders of the Company filed eight purported class actions in the U.S. District Court for the Southern District of New York against the Company and certain of its officers and directors (among others), asserting claims under the federal securities laws.  The complaints contain general and non-specific allegations about prior financial disclosures and its internal controls and a prior, now-terminated relationship with a financial advisor.

The eight actions are Stephanie Tabor vs. Bodisen, Inc., et al., Case No. 06-13220 (filed November 2006), Fraser Laschinger vs. Bodisen, Inc., et al., Case No. 06-13254 (filed November 2006), Anthony DeSantis vs. Bodisen, Inc., et. al., Case No. 06-13454 (filed November 2006), Yuchen Zhou vs. Bodisen, Inc., et. al., Case No. 06-13567 (filed November 2006), William E. Cowley vs. Bodisen, Inc., et. al., Case No. 06-13739 (filed December 2006), Ronald Stubblefield vs. Bodisen, Inc., et. al., Case No. 06-14449 (filed December 2006), Adam Cohen vs. Bodisen, Inc., et. al., Case No. 06-15179 (filed December 2006) and Lawrence M. Cohen vs. Bodisen, Inc., et. al., Case No. 06-15399 (filed December 2006).

The court has consolidated each of the actions into a single proceeding and has selected the lead plaintiff and counsel to represent the plaintiffs class. The court has also established a schedule, based on stipulation of the parties, that allows plaintiffs to file an amended complaint (by October 17, 2007) and sets the date for defendants, including the Company, to file motions to dismiss the amended complaint (by December 17, 2007). Thus, the time for the Company to respond formally to these lawsuits has not come.   The complaints do not specify an amount of damages that plaintiffs seek.

Because these matters are in early stages, we cannot comment on whether an adverse outcome is probable or otherwise.  While we believe we have meritorious defenses to each of these actions and intend to defend them vigorously, an adverse outcome in one or more of these matters could have a material adverse effect on its business, financial condition, results of operations or liquidity.